Exhibit 99.4

ENGLISH TRANSLATION OF REPORT OF COLIN BECKER, INDEPENDENT

APPRAISER OF ENDESA AMÉRICAS

IMPORTANT INFORMATION

Subject to shareholder approval and satisfaction of other conditions precedent, Chilectra Americas S.A. (“Chilectra Américas”) and Endesa Américas S.A. (“Endesa Américas”) will merge with and into Enersis Américas S.A. (“Enersis Américas”) (the “Merger”), with Enersis Américas continuing as the surviving corporation. The Merger is part of an overall reorganization of the businesses of Enersis S.A. (“Enersis”), Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) to separate their respective Chilean and non-Chilean electricity generation, distribution and transmission businesses. Following the Merger, Enersis Américas, under the name “Enel Américas S.A.”, will hold the combined non-Chilean electricity generation, distribution and transmission businesses of Enersis, Endesa Chile and Chilectra.

In the Merger, each outstanding share of Chilectra Américas common stock (other than shares owned by Enersis Américas and shares for which statutory merger dissenters’ withdrawal rights are exercised) will be exchanged for 4.0 shares of Enersis Américas common stock.

Enersis Américas and Chilectra Américas are Chilean companies. Information distributed in connection with the proposed Merger and the related shareholder votes is subject to Chilean disclosure requirements that are different from those of the United States. Financial statements and financial information included in these documents are prepared in accordance with Chilean accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the constituent companies are located in Chile and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue the foreign companies or their respective officers or directors in a Chilean court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Enersis Américas may purchase shares of Chilectra Americas by means other than in the Merger at any time prior to consummation of the Merger, such as in open market or privately negotiated purchases.

The following is an English translation of the original Spanish language document which has been prepared solely for informational purposes only, has no legal effect and should not be relied upon. This translation is not an offer or invitation to make an offer for the purchase of any securities. If there exist any discrepancies between the original Spanish language document and this English translation, the original Spanish language document will prevail.

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Colin Becker, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of

Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Colin Becker, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this joint information statement/prospectus.

ENDESA AMÉRICAS S.A.

Independent Appraiser report on the merger between Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.

August 5th, 2016

M$ - Chilean pesos in thousands

ANNEXES

I	Unaudited pro forma consolidated statement of financial position resulting from the merger between Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as adjusted by the Independent Appraiser.

II	Share exchange ratio, determined by the Independent Appraiser at June 30th, 2016.

III	Unaudited consolidated financial statements of Enersis Américas S.A. as of June 30th, 2016.

IV	Unaudited consolidated financial statements of Endesa Américas S.A. as of June 30th, 2016.

V	Unaudited consolidated financial statements of Chilectra Américas S.A. as of June 30th, 2016.

VI	Valuation report on Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., prepared by PwC Chile.

INDEPENDENT APPRAISER REPORT ON THE MERGER BY INCORPORATION BETWEEN ENERSIS AMÉRICAS S.A., ENDESA AMÉRICAS S.A. AND CHILECTRA AMÉRICAS S.A.

Santiago, August 5th, 2016

Directors and Shareholders

Endesa Américas S.A.

I	Scope of the report

This independent Appraiser report is issued in connection with the proposed merger by incorporation of Endesa Américas S.A. and Chilectra Américas S.A. into Enersis Américas S.A., with the objective of:

a)	Obtaining an independent view on the reasonableness of the merged unaudited pro forma consolidated statement of financial position as of June 30th, 2016 that has been prepared by the Management of Enersis Américas S.A. and the adjustments made to reflect the capital increase based on the share exchange ratio determined by the Independent Appraiser, in compliance with Chile legislation.

b)	Determine the share exchange ratio of the shares of Enersis Américas S.A., Endesa Américas S. A. and Chilectra Américas S.A. and the number of new shares to be issued by Enersis Américas S. A., which should be delivered in exchange for each of the shares of Endesa Américas S.A. and Chilectra Américas S.A. once the merger is consummated.

II	Background information

The following documents have been used as a basis for the determining the merged unaudited pro forma consolidated statement of financial position as of June 30th, 2016, the share exchange ratio and the number of shares to be issued by Enersis Américas S.A. for the shares of Endesa Américas S.A. and Chilectra Américas S.A.:

•	The essential facts of the merger communicated to the Superintendencia de Valores y Seguros (SVS) on May 6th, 2016 by Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.

•	Minutes from the board meetings (N° 07/2016) of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. held on May 6th, 2016.

•	Minutes from the Extraordinary Shareholders’ Meeting of Enersis Américas S.A. on December 18th, 2015.

•	Minutes from the Extraordinary Shareholders’ Meeting of Endesa Américas S.A. on December 18th, 2015.

•	Minutes from the Extraordinary Shareholders’ Meeting of Chilectra Américas S.A. on December 18th, 2015.

•	Unaudited consolidated interim financial statements of Enersis Américas S.A. as of June 30th, 2016.

•	Unaudited consolidated interim financial statements of Endesa Américas S.A. as of June 30th, 2016.

•	Unaudited consolidated interim financial statements of Chilectra Américas S.A. as of June 30th, 2016.

•	Spreadsheets with of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., with consolidation adjustments and other adjustments made in order to generate the merged unaudited pro forma consolidated statement of financial position as at June 30th, 2016.

Santiago, August 5th, 2016

Endesa Américas S.A.

•	Consolidation spreadsheets of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. and their respective subsidiaries.

•	Share exchange ratio proposed by the Board of the Companies dated on November 24th, 2015, in accordance to the provisions of the fourth paragraph of Article No. 156 of the Regulation of Share Corporations and the corresponding provisions of the General Rule No. 30 issued by the Superintendence of Share Corporations and Insurance Companies (“SVS”). The Board of Directors of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. proposed a share exchange ratio of 2.8 shares of Enersis Américas for each share of Endesa Américas and 5.0 Enersis Américas shares for each share of Chilectra Américas.

•	Valuation report of Enersis Américas S.A, Endesa Américas S.A. and Chilectra Américas S.A., prepared by PwC Chile.

III	Criteria considered in determining the book equity value of the merged company

The Extraordinary Shareholders’ Meetings of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. will decide whether or not to approve the merger by incorporation of Endesa Américas S.A. and Chilectra Américas S.A. into Enersis Américas S.A. Should the merger be approved, all the assets, liabilities, rights and obligations of Endesa Américas S.A. and Chilectra Américas S.A. will be incorporated into Enersis Américas S.A., which will then become the legal and reporting entity of Endesa Américas S.A. and Chilectra Américas S.A.

In view of the aforementioned and as required for the purposes of the merger, I have reviewed the unaudited pro forma consolidated statement of financial position of Enersis Américas S.A. that has been prepared by Management assuming that the merger will be approved (Annex I) and which incorporates the assets, liabilities, rights and obligations of Endesa Américas S.A. and Chilectra Américas S.A. at their book values as at June 30th, 2016. The aforementioned unaudited pro forma consolidated statement of financial position is attached in Annex I and is based on the version prepared by Management, but includes an adjustment resulting from the difference between the share exchange ratio proposed by the Board and the share exchange ratio determined by the Independent Appraiser. The adjustment to the share exchange ratio does not impact Enersis Americas S.A.’s total merged shareholders’ equity.

The above is based on the unaudited interim consolidated statements of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. as at June 30th, 2016.

The consolidated unaudited financial statements of Enersis Americas S.A. as at June 30th, 2016, include all the assets and liabilities of Endesa Américas S.A. and Chilectra Américas S.A. at that date. The non-controlling interests in Endesa Américas S.A. and Chilectra Américas S.A. that does not belong to Enersis Américas S.A. is disclosed within shareholders’ equity as Minority Shareholders’ Interest.

IV	Unaudited pro forma consolidated statement of financial position of the merger at June 30th, 2016

In relation to the assets, liabilities and equity included in the unaudited pro forma consolidated statement of financial position of Enersis Américas S.A. (refer to Annex I), I am able to report that the value of these assets, liabilities and equity equate to the values included in the financial statements of the absorbed companies (Endesa Américas S.A. and Chilectra Américas S.A.) as at June 30th, 2016, and include the appropriate consolidation and merger adjustments (see Annex I).

The unaudited interim consolidated financial statements used in the preparation of the merged unaudited pro forma consolidated statement of financial position included in Annex I are the responsibility of the Companies’ management.

Santiago, August 5th, 2016

Endesa Américas S.A.

The Independent Appraiser has carried the following procedures with regards to the merged unaudited pro forma consolidated statement of financial position:

a)	Verify the amounts of the assets, liabilities and equity included in the merged unaudited pro forma consolidated statement of financial position from each company involved in the merger, to the unaudited interim consolidated financial statements as of June 30th, 2016.

b)	Verify the sum of the asset and liability values in the absorbed companies’ unaudited financial statements as at June 30th, 2016, to the sum of assets and liabilities included in the unaudited pro forma consolidated statement of financial position.

c)	Verify that the necessary intercompany transactions and investments in the absorbed companies are eliminated and duly explained by Company’s management in the notes of the unaudited interim pro forma consolidated statement of financial position.

d)	Verify that the non-controlling interests in Endesa Américas S.A. and Chilectra Américas S.A., are included in the minority shareholders’ interest in Enersis Américas S.A.

e)	Ensure that the adjustments to the unaudited consolidated financial statements of Enersis Américas S.A. (resulting from the merger) to arrive at merged unaudited pro forma consolidated statement of financial position, are properly explained by the Company’s management.

Based on the aforementioned, I am able to conclude that the unaudited financial information presented in Annexes III, IV and V, represent the entirety of the assets and liabilities of Endesa Américas S.A. and Chilectra Américas S.A. that are included in the merged unaudited pro forma consolidated statement of financial position of Enersis Américas S.A. (Annex I).

V	Considerations regarding the share exchange ratio

The Board of Directors of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. held on November 24th, 2015 proposed a share exchange ratio of 2.8 shares of Enersis Américas for each share of Endesa Américas and 5.0 Enersis Américas shares for each share of Chilectra Américas.

To determine the share exchange ratio of the companies involved, I have used as a reference the results of the economic valuation of the equity of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. at June 30th, 2016, prepared by PwC Chile (see Annex VII), in addition to the information provided by the Management of each company that I considered relevant to the issuance of this report. The economic valuations of Chilectra Américas S.A. and Enersis Américas S.A. at June 30th, 2016 include the impact of a distribution of an extraordinary dividend to be paid by Chilectra Américas in 2016 for a total of CLP M 120,000, prior to the merger being legally consummated. The proposed dividend will be submitted by the Board of Directors for approval by the Chilectra Américas S.A.’s Extraordinary Shareholders’ Meeting that is scheduled to analyse the merger. The proposed dividend is not reflected in the unaudited financial statements of Chilectra Américas S.A. and Enersis Américas at June 30th, 2016.

In consideration of the aforementioned dividend, the Companies’ management informed us that the Board of Directors of Enersis Américas S.A. will propose a modified share exchange ratio to the Extraordinary Shareholders’ Meeting of 4.0 Enersis Américas shares for each share of Chilectra Américas.

Based on the review of this Independent Appraiser in view of the abovementioned merger by incorporation, the share exchange ratios determined by me based on the Economic Valuation report of Enersis Américas, Endesa Américas and Chilectra Américas prepared by PwC Chile (Annex VI), are as follows:

•	2.5979 (two point five nine seven nine) shares of Enersis Américas S.A. for each share of Endesa Américas S.A.

•	3.2431 (three point two four three one) shares of Enersis Américas S.A. for each share of Chilectra Américas S.A.

Santiago, August 5th, 2016

Endesa Américas S.A.

Based on the share exchange ratio determined by this Independent Appraiser, the shares to be issued in exchange are as follows:

	Enersis Américas	Endesa Américas	Chilectra Américas
Controlling shareholder (Enel)	29,762,213,531	4,919,488,794	1,140,277,555
Minority shareholders	19,330,559,231	3,282,265,786	10,464,606

Total number of shares	49,092,772,762	8,201,754,580	1,150,742,161
Share exchange ratio for Enersis shares		2.5979	3.2431

Number of new Enersis Américas shares to be issued		8,527,100,484	33,937,653

Total number of new Enersis Américas shares to be issued	8,561,038,137

The above will require an increase in the number of shares and share capital based on the market value of the new shares to be issued by Enersis Américas, since each share of Endesa Américas S.A. and Chilectra Américas S.A. will be replaced by shares of Enersis Américas S.A. based on the share exchange ratio proposed at the Extraordinary Shareholders’ Meeting.

This merger is subject to the terms of the resolutions adopted at the aforementioned Extraordinary Shareholders’ Meeting of the companies, particularly with regard to compliance of the suspensive condition that refers to the right of withdrawal that could be exercised by the shareholders of Enersis Américas SA, Endesa Américas SA and Chilectra Américas S.A. as a result of the merger, limiting those withdrawals to 10.0%, 10.0% and 0.91% respectively, as well as to the extent that the right to withdraw of Enersis Américas S.A. does not lead to any shareholder exceeding the maximum concentration of 65% shareholding of Enersis Américas S.A. post-merger.

VI	Legal, tax, and accounting considerations

The merger by incorporation of Enersis Américas S.A. RUT No. 94271000-3, (surviving company), Endesa Américas S.A., RUT No. 76536351-9 and Chilectra Américas S.A., RUT No. 76532379-7 (absorbed companies), will materialize and be perfected once approved by the respective Extraordinary Shareholders’ Meetings to be held to analyze the merger and compliance of all formalities required by the relevant legal standards.

VII	Conclusion

This Independent Appraiser declares that I have reviewed the reasonableness of the unaudited pro forma consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. as at June 30th, 2016, originally prepared by the Companies’ management, and declare that the unaudited pro forma consolidated statement of financial position is consistent with the notes and with the accounting standards applied by Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., detailed in the unaudited interim consolidated financial statements as at June 30th, 2016 for the purpose of this merger.

In the opinion of the Independent Appraiser:

•	A share exchange ratio of 2.5979 shares of Enersis Américas S.A. for each share of Endesa Américas S.A. as outlined in Annex II, is a reasonable basis for determining the amount of new shares to be issued by Enersis Américas S.A. to those minority shareholders who do not exercise the right of withdrawal.

Santiago, August 5th, 2016

Endesa Américas S.A.

•	An exchange ratio of 3.2431 shares of Enersis Américas S.A. for each share of Chilectra Américas S.A. as outlined in Annex II, is a reasonable basis for determining the amount of new shares to be issued by Enersis Américas S.A. to those minority shareholders who do not exercise the right of withdrawal.

In my capacity as an Independent Appraiser, I have calculated the exchange ratio of shares of Endesa Américas S.A. and Chilectra Américas S.A. for each share of Enersis Américas S.A., based on the economic valuation of the companies performed by PwC Chile (Annexes II and VI, respectively).

For the information and consideration of the respective Boards of Directors and Shareholders of the companies, the unaudited pro forma consolidated statement of financial position of the merger between Endesa Américas S.A. and Chilectra Américas S.A. into Enersis Américas S.A. as at June 30th, 2016 is included in Annex I (adjusted by the Independent Appraiser). Additionally, we have included the unaudited interim consolidated statement of financial position of these companies, which were obtained from the unaudited interim consolidated financial statements of these companies that are included in Annexes III, IV and V.

VIII	Independent Appraiser declaration

The signing Independent Appraiser of this report declares that:

i)	According to Article No. 168 of the Regulation of Share Corporations, the Independent Appraiser is responsible for all the findings contained within this report; and

ii)	This report has been prepared in accordance with the provisions of Article No. 156 of the Regulation of Share Corporations; and

iii)	This report has been made available to the management of Endesa Américas S.A. before being sent to the board of directors.

This report is for the exclusive use and knowledge of management, the board of directors and shareholders of Endesa Américas S.A. and has been prepared with the aforementioned single objective and, therefore, should not be used for any other purpose without the express knowledge of the Independent Appraiser.

Colin S. Becker

Chilean Identification N° 14.583.193-8